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                                                                    Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this form 10-K into Hadco Corporation's previously filed Registration Statements on Form S-8, File No. 33-2915, File No. 33-12555, File No. 33-24975, File No. 33-24976, File No. 33-40616, File No. 33-48288, File No.
333-11485, File No. 333-22377 and File No. 333-47589.



                                          /s/ Arthur Andersen LLP


Boston, Massachusetts
January 11, 1999